Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares of Auna S.A., and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, however, that no party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the parties have executed this Joint Filing Agreement on November 12, 2024.

Enfoca Discovery 2, L.P.
By:	/s/ Jesús Zamora León
	Name:	Jesús Zamora León
	Title:	Authorized Representative

Enfoca Descubridor 1, Fondo de Inversión
By:	/s/ Jesús Zamora León
	Name:	Jesús Zamora León
	Title:	Authorized Representative

Enfoca Descubridor 2, Fondo de Inversión
By:	/s/ Jesús Zamora León
	Name:	Jesús Zamora León
	Title:	Authorized Representative

Enfoca Asset Management Ltd.
By:	/s/ Jesús Zamora León
	Name:	Jesús Zamora León
	Title:	Authorized Representative

Enfoca Sociedad Administradora de Fondos de Inversión S.A.
By:	/s/ Jesús Zamora León
	Name:	Jesús Zamora León
	Title:	Authorized Representative

Jesús Zamora León
/s/ Jesús Zamora León
Name:	Jesús Zamora León